Exhibit 10.8

[ ], 2021

Motor City Acquisition Corp.

44225 Utica Road

Utica, Michigan 48317

Attention: Eric S. Singer

Re: Initial Public Offering

Ladies and Gentlemen:

This letter agreement is being delivered to you in accordance with the Underwriting Agreement (the “Underwriting Agreement”) entered into by and between Motor City Acquisition Corp., a Delaware corporation (the “Company”) and Deutsche Bank Securities Inc. and Morgan Stanley & Co, LLC, as representatives (the “Representatives”) of the several underwriters named in Schedule I thereto (the “Underwriters”), relating to an underwritten initial public offering (the “IPO”) of up to 28,750,000 the Company’s units (including up to 3,750,000 units that may be purchased to cover over-allotments, if any) (the “Units”), each unit comprised of one share of Class A common stock of the Company, par value $0.0001 per share (the “Class A Common Stock”), and one-fourth of one redeemable warrant, each whole warrant exercisable for one share of Class A Common Stock (each, a “Warrant”). Certain capitalized terms used herein are defined in paragraph 9 hereof.

In order to induce the Company and the Underwriters to enter into the Underwriting Agreement and to proceed with the IPO, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of WSMC Holdings LLC, a Delaware limited liability company (the “Sponsor”), and the undersigned individuals, each of whom is a member of the Company’s board of directors, a nominee for membership on the board of directors and/or a member of the Company’s management team (each, an “Insider” and collectively, the “Insiders”), hereby agree with the Company as follows:

1.       If the Company solicits approval of its shareholders of a Business Combination, the Sponsor and each Insider will vote all shares of Capital Stock beneficially owned by it, whether acquired before, in or after the IPO, in favor of such Business Combination. It is acknowledged and agreed that the Company shall not enter into a definitive agreement regarding a proposed Business Combination without the prior consent of the Sponsor.

2.       In the event that the Company fails to consummate a Business Combination within the time period set forth in the Company’s Amended and Restated Certificate of Incorporation, as the same may be amended from time to time (the “Charter”), the Sponsor and each Insider will, as promptly as possible, take all necessary actions to cause the Company to (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible, but not more than 10 business days thereafter, subject to lawfully available fund therefor, redeem the IPO Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the Trust Account not previously released to the Company (less taxes payable and up to $100,000 of such net interest to pay dissolution expenses), divided by the number of then outstanding IPO Shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining stockholders and the Company’s board of directors, dissolve and liquidate, subject in the cases of clauses (ii) and (iii) to the Company’s obligations under Delaware law to provide for claims of creditors and other requirements of applicable law. The Sponsor and each Insider hereby waives any and all right, title, interest or claim of any kind in or to any distribution of the Trust Account and any remaining net assets of the Company as a result of such liquidation with respect to the Founder Shares owned by the Sponsor and such Insider. However, if the Sponsor or an Insider has acquired IPO Shares in or after the IPO, it, he or she will be entitled to liquidating distributions from the Trust Account with respect to such IPO Shares in the event that the Company fails to consummate a Business Combination within the time period set forth in the Charter.

In the event of the liquidation of the Trust Account, the Sponsor agrees that it will be liable to the Company if and to the extent any claims by a third party (other than the Company’s independent registered public accounting firm) for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account to below the lesser of (i) $10.00 per public share and (ii) the actual amount per public share held in the Trust Account as of the date of the liquidation of the Trust Account, if less than $10.00 per share due to reductions in the value of the assets in the Trust Account, less taxes payable; provided that such liability will not apply to any claims by a third party or prospective target business who executed a waiver of any and all rights to the monies held in the Trust Account (whether or not such waiver is enforceable) nor will it apply to any claims under the Company’s obligation to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, pursuant to the Underwriting Agreement. The Sponsor and each Insider acknowledges and agrees that there will be no distribution from the Trust Account with respect to any Warrants, all rights of which will terminate on the Company’s liquidation.

3.        The Sponsor and each Insider acknowledges and agrees that prior to entering into a definitive agreement for a Business Combination with a target business that is affiliated with the Sponsor or any Insiders of the Company or their affiliates, such transaction must be approved by a majority of the Company’s disinterested independent directors and the Company must obtain an opinion from an independent investment banking firm or an independent valuation or accounting firm that such Business Combination is fair to the Company’s unaffiliated shareholders from a financial point of view.

4.        None of the Sponsor, each Insider or their affiliates will be entitled to receive and will not accept any compensation or other cash payment prior to, or for services rendered in order to effectuate, the consummation of the Business Combination; provided that the Company shall be allowed to make the payments set forth in the Registration Statement adjacent to the caption “Prospectus Summary—The Offering— Limited payments to insiders.”

5.        (a) The Sponsor and each Insider agrees that any Founder Shares held by it, him or her may not be transferred, assigned or sold (except to certain permitted transferees as described in the Registration Statement and herein) (the “Lockup”) until the earlier to occur of: (1) one year after the completion of a Business Combination or (2) the date on which the Company completes a liquidation, merger, share exchange or other similar transaction that results in all of its shareholders having the right to exchange their shares of Class A Common Stock for cash, securities or other property. Notwithstanding the foregoing, if the closing price of the Company’s shares of Class A Common Stock equals or exceeds $12.00 per share (as adjusted for share splits, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Company’s initial Business Combination, the Founder Shares will be released from the Lockup.

(b) The Sponsor and each Insider will not, without the prior written consent of the Representatives pursuant to the Underwriting Agreement, offer, sell, contract to sell, pledge, hedge or otherwise dispose of (or enter into any transaction that is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned or any affiliate of the undersigned or any person in privity with the undersigned or any affiliate of the undersigned), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Securities and Exchange Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder with respect to, any other Units, shares of Class A Common Stock, Warrants of the Company or any securities convertible into, or exercisable, or exchangeable for, shares of Class A Common Stock or publicly announce an intention to effect any such transaction, for a period of 180 days after the date of the Underwriting Agreement.

(c) The Sponsor and each Insider agrees that until the Company consummates an initial Business Combination, the Private Placement Warrants held by the Sponsor and each Insider will be subject to the transfer restrictions described in the Private Placement Warrants Purchase Agreement relating to the undersigned’s Private Placement Warrants.

(d) Notwithstanding the provisions set forth in paragraph 5(a) and 5(c), transfers, assignments and sales of the Founder Shares, Private Placement Warrants and Class A Common Stock issuable upon conversion of the Founder Shares or exercise of the Private Placement Warrants, as applicable are permitted (i) to the Company’s officers or directors, any affiliates or family members of any of the Company’s officers or directors, any members or partners of the Sponsor, any affiliates of the Sponsor, or any employees of such affiliates; (ii) in the case of an individual, by bona fide gift to a member of the individual’s immediate family or to a trust, the beneficiary of which is a member of one of the individual’s immediate family, an affiliate of such person or to a charitable organization for estate planning purposes; (iii) in the case of an individual, by virtue of laws of descent and distribution upon death of the individual; (iv) in the case of an individual, pursuant to a qualified domestic relations order; (v) by private sales or transfers made in connection with the Business Combination at prices no greater than the price at which the Founder Shares, Private Placement Warrants or Class A Common Stock were originally purchased; (vi) by virtue of the Sponsor’s organizational documents upon liquidation or dissolution of the undersigned; (vii) to the Company for no value for cancellation in connection with the consummation of a Business Combination; (viii) in the event of the Company’s liquidation prior to the completion of a Business Combination; or (ix) in the event of completion of a liquidation, merger, share exchange or other similar transaction which results in all of the Company’s shareholders having the right to exchange their shares of Class A Common Stock for cash, securities or other property subsequent to the completion of a Business Combination; provided, however, that in the case of clauses (i) through (vi) these permitted transferees must enter into a written agreement agreeing to be bound by these transfer restrictions.

The Sponsor and each Insider acknowledges and agrees that if, in order to consummate any Business Combination, the holders of Founder Shares or Private Placement Warrants are required to contribute back to the capital of the Company a portion of any such securities to be cancelled by the Company or transfer any such securities to third parties, the Sponsor and each Insider will contribute back to the capital of the Company or transfer to such third parties, at no cost, a proportionate number of Founder Shares or Private Placement Warrants, as applicable, pro rata with the other holders of Founder Shares or Private Placement Warrants, as applicable.

6.       The Sponsor and each Insider has full right and power, without violating any agreement by which it, he or she is bound, to enter into this letter agreement.

7.       The Sponsor and each Insider hereby waives any right to exercise redemption rights with respect to any of the Company’s Class A Common Stock owned now or in the future by the Sponsor and each Insider, directly or indirectly and agrees not to seek redemption with respect to such shares (or sell such shares to the Company in any tender offer) in connection with any vote to approve a Business Combination, including, without limitation, any such rights available in the context of a stockholder vote to approve such Business Combination or a stockholder vote to approve an amendment to the Charter (i) that would modify the substance or timing of the Company’s obligation to provide holders of the IPO Shares the right to have their shares redeemed in connection with an initial Business Combination or to redeem 100% of the IPO Shares if the Company has not consummated an initial Business Combination within the time period set forth in the Charter or (ii) with respect to any provision relating to the rights of holders of IPO Shares (although the Sponsor and the Insiders shall be entitled to liquidation rights with respect to any IPO Shares they hold if the Company fails to consummate a Business Combination within the required time period set forth in the Charter).

8.       This letter agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. Each of the undersigned hereby (i) agrees that any action, proceeding or claim against him arising out of or relating in any way to this letter agreement shall be brought and enforced in the courts of the State of New York of the United States of America for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive and (ii) waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.

9.       As used herein, (i) a “Business Combination” shall mean a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities; (ii) “Capital Stock” shall mean the Class A Common Stock and the Founder Shares; (iii) “Founder Shares” shall mean all of the shares of Class B Common Stock of the Company acquired by the Sponsor or an Insider prior to the IPO, and the shares of Class A Common Stock issuable upon the conversion of such shares of Class B Common Stock; (iv) “IPO Shares” shall mean the shares of Class A Common Stock issued in the Company’s IPO;

(v) “Private Placement Warrants” shall mean the warrants that are being sold privately by the Company simultaneously with the consummation of the IPO; (vi) “Trust Account” shall mean the trust account into which a portion of the net proceeds of the Company’s IPO and sale of the Private Placement Warrants will be deposited; and (vii) “Registration Statement” means the Company’s registration statement on Form S-1 (SEC File No. 333-253842) filed with the Securities and Exchange Commission.

10.       This letter agreement constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby. This letter agreement may not be changed, amended, modified or waived (other than to correct a typographical error) as to any particular provision, except by a written instrument executed by all parties hereto.

11.       The undersigned acknowledges and understands that the Underwriters and the Company will rely upon the agreements, representations and warranties set forth herein in proceeding with the IPO. Nothing contained herein shall be deemed to render the Underwriters a representative of, or a fiduciary with respect to, the Company, its shareholders or any creditor or vendor of the Company with respect to the subject matter hereof.

12.       This letter agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument. The words “execution,” “signed,” “signature,” and words of like import in this letter agreement or in any other certificate, agreement or document related to this letter agreement, if any, shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf,” “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

13.       This letter agreement shall be binding on the undersigned and such person’s successors, heirs, personal representatives and assigns. This letter agreement shall terminate on the earlier of (i) the consummation of a Business Combination and (ii) the liquidation of the Company; provided, that such termination shall not relieve the undersigned from liability for any breach of this letter agreement prior to its termination.

[Signature Page Follows]

Very truly yours,

WSMC HOLDINGS LLC

By:
	Name:	Eric S. Singer
	Title:	Member

By:
	Name:	Larry Morgan
	Title:	Director

By:
	Name:	Terri Chapman
	Title:	Director

By:
	Name:	Jeremy Anspach
	Title:	Director

By:
	Name:	William Giles
	Title:	Director

AGREED TO AND ACCEPTED BY:

MOTOR CITY ACQUISITION CORP.

By:
	Name:	Robert L. Wagman
	Title:	Chief Executive Officer